Exhibit 16.1          Letter from Hein dated November 20, 2017

November 20, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read the statements of Tengasco, Inc.  included under Item 4.01 of its Form 8-K filed on November 20, 2017 and we agree with such statements concerning our firm.

/s Hein & Associates LLP
Hein & Associates LLP